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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: NOVEMBER 16, 2001
                        (Date of earliest event reported)


                            CITY NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)




     DELAWARE                         1-10521                   95-2568550
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                       Identification No.)

             400 NORTH ROXBURY DRIVE, BEVERLY HILLS, CALIFORNIA 90210
                (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (310) 888-6000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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Item 5. Other Events.

         On November 19, 2001, City National Corporation ("City National") announced that it had entered into a definitive Agreement and Plan of Merger with Civic BanCorp ("Civic"), dated as of November 16, 2001 (the "Merger Agreement"), pursuant to which Civic will merge with and into City National (the "Merger"). City National will continue as the surviving corporation. A copy of the press release jointly issued by City National and Civic announcing the Merger (the "Merger Release") is included herein as Exhibit 99(a) and is incorporated into this Item 5 by reference.

         Under terms of the agreement, each of the 5.3 million shares of Civic stock will be exchanged - at each shareholder's election - either for cash of $20.25 per share or for an amount of City National stock based on the average per share price of City National common stock for a 10-day trading period immediately prior to the closing. If this average price of City National stock is (1) between $37.56 and $50.82 per share, each share of Civic stock may be exchanged for 0.4582 of a share of City National stock, (2) less than $37.56 per share, the exchange ratio will equal $17.21 divided by the average price of City National stock, and (3) greater than $50.82, the exchange ratio will equal $23.29 divided by the average price of City National stock.

         Each Civic shareholder may elect to receive cash, stock or a combination of both, but these elections may have to be pro-rated to ensure that between 47% and 53.5% of the total consideration is paid in City National stock.

         City National common stock received by Civic shareholders is expected to qualify as a tax-free exchange.

         The completion of the transaction is subject to regulatory and Civic shareholder approval. The two companies' boards of directors have approved the transaction.

         In connection with the Merger Agreement, City National and certain officers and directors of Civic, in their capacities as shareholders of Civic, entered into Shareholder Agreements pursuant to which such officers and directors agreed to vote the shares of Civic common stock held by them in favor of the Merger.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)    Exhibits:

                  99(a)    The Merger Release


                                      * * *


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2001                      CITY NATIONAL CORPORATION


                                              /s/ FRANK P. PEKNY
                                              -------------------
                                              Frank P. Pekny
                                              Executive Vice President and
                                              Chief Financial Officer/Treasurer
                                              (Authorized Officer and
                                              Principal Financial Officer)



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                                  EXHIBIT INDEX


EXHIBIT NO.                EXHIBIT

99(a)                      The Merger Release.